UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 5, 2025

USBC, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-37479	90-0273142
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

300 E 2nd Street, 15th Floor
Reno, Nevada	89501
(Address of principal executive offices)	(Zip Code)

(206) 903-1351
(Registrant’s telephone number, including area code)

Not Applicable

(Former name, or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	USBC	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01

Entry into Material Definitive Agreement.

As previously disclosed in the prospectus supplement dated December 31, 2024, USBC, Inc., a Nevada corporation, f/k/a Know Labs, Inc. (the “Company” or “USBC”), entered into a Capital on Demand Sales Agreement (the “Sales Agreement”) with JonesTrading Institutional Services LLC, (“Jones”) as sales agent , may offer and sell shares of its common stock, par value $0.001 per share (the “Shares”), having an initial aggregate offering price of up to a maximum of $5,000,000, from time to time, through an “at the market offering” program.

On September 4, 2025, the Company determined to increase the amount available for sale under the Sales Agreement, up to an aggregate offering price of $14,500,000. The offer and sale of the Shares will be made pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-276246) in the amount of $18,000,000 initially filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) on December 22, 2023 and declared effective by the SEC on January 11, 2024, the related prospectus supplement, dated December 31, 2024, and the additional prospectus supplement filed with the SEC on the date hereof (the “Additional Prospectus Supplement”) in connection with the offer and sale of the Shares.

Because there is no minimum offering amount required pursuant to the Sales Agreement, the total number of Shares to be sold under the Sales Agreement, if any, and proceeds to the Company, if any, are not determinable at this time. The Company expects to use any net proceeds primarily for general corporate purposes, including working capital and capital expenditures. The Company’s management will have significant discretion and flexibility in applying the net proceeds from the sale of these securities.

Attached hereto as Exhibit 5.1, and incorporated by reference to the Additional Prospectus Supplement, is the opinion of the Company’s counsel relating to the legality of the issuance and sale of the Shares pursuant to the Sales Agreement and prospectus supplements.

Since December 31, 2024, the Company has sold 1,708,124 shares of common stock under the Sales Agreement for gross proceeds of approximately $1,269,236. The Company’s outstanding shares of common stock are 384,234,130 as of September 4, 2025.

This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

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Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
5.1	Opinion of Holland & Hart LLP, dated September 5, 2025
23.1	Consent of Holland & Hart LLP (included in Exhibit 5.1)
104	Cover Page Interactive Data File - the cover page iXBRL tags are embedded within the Inline XBRL document

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USBC, INC.

September 5, 2025	By:	/s/ Kitty Payne
Name: Kitty Payne
Title: Chief Financial Officer

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